SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549


                            ------------------------


                                    FORM 8-K/A
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                November 4, 1997


                            ------------------------


                                  Blount, Inc.

             (Exact name of registrant as specified in its charter)


           Delaware                  1-7002                 63-0593908
        (State or other         (Commission File         (I.R.S. Employer
        jurisdiction of              Number)              Identification
        incorporation)                                        Number)


          4520 Executive Park Drive                         36116-1602
             Montgomery, Alabama                            (Zip Code)
   (Address of principal executive offices)


                                 (334) 244-4000
              (Registrant's telephone number, including area code)




         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

On November 4, 1997, Blount, Inc. ("Blount"), a wholly-owned subsidiary of Blount International, Inc., completed the acquisition of Federal-Hoffman, Inc., now by change of name Federal Cartridge Company ("Federal"). The Form 8-K which was filed on November 19, 1997 did not include Federal's financial statements or pro forma financial information because, at that time, it was impractical to do so. The financial statements and pro forma financial information are included herein under Item 7(a) and Item 7(b).

(a)  Financial Statements of Businesses Acquired.                   Page Number
                                                                    -----------

     Independent Auditors' Report                                        3
     Balance Sheets, December 31, 1996 and
       September 30, 1997 (Unaudited)                                    4
     Statements of Operations and Divisional Equity,
       Year Ended December 31, 1996 and Nine Months
       Ended September 30, 1997 and 1996 (Unaudited)                     5
     Statements of Cash Flows, Year Ended December 31, 1996 and
       Nine Months Ended September 30, 1997 and 1996 (Unaudited)         6
     Notes to Financial Statements                                       7


(b)  Unaudited Pro Forma Financial Information.

The acquisition of Federal by Blount has been accounted for as a purchase. The following unaudited pro forma condensed consolidated financial statements do not purport to be indicative of what would have occurred had the acquisition actually been consummated on the assumed dates or of results that may occur for any subsequent period. The unaudited pro forma condensed consolidated balance sheet assumes the acquisition occurred on September 30, 1997, and includes a preliminary estimate of the allocation of purchase price. The unaudited pro forma condensed consolidated statements of income assume the acquisition occurred at the beginning of each period presented and give effect to estimated purchase accounting adjustments and the estimated cost to finance the acquisition.

                                                                    Page Number
                                                                    -----------

     Pro Forma Condensed Consolidated Balance Sheet,
       September 30, 1997                                               13
     Pro Forma Condensed Consolidated Statement of Income,
       Nine Months Ended September 30, 1997                             14
     Pro Forma Condensed Consolidated Statement of Income,
       Year Ended December 31, 1996                                     15
     Notes to Pro Forma Condensed Consolidated Financial Statements     16

INDEPENDENT AUDITORS' REPORT


To the Boards of Directors of Pentair, Inc.,
    Blount International, Inc., and Blount, Inc.:

We have audited the accompanying balance sheet of the Federal Division, also known as Federal Cartridge Company (the Company), a division of Federal-Hoffman, Inc., as of December 31, 1996, and the related statements of operations and divisional equity and of cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

January 15, 1998
Minneapolis, Minnesota

FEDERAL CARTRIDGE COMPANY
A Division of Federal-Hoffman, Inc.

BALANCE SHEETS

                                                     December 31,  September 30,
                                                         1996          1997
                                                                    (Unaudited)
ASSETS

CURRENT ASSETS:
  Cash                                               $    217,915  $    190,738
  Accounts receivable, net of allowances of
    $485,360 and $1,056,281                            15,696,497    45,778,153
  Inventories                                          37,252,807    35,440,739
  Deferred taxes                                          530,000     1,289,000
  Prepaid expenses and other                            1,025,066       686,405
                                                     ------------  ------------
    Total current assets                               54,722,285    83,385,035

PROPERTY, PLANT, AND EQUIPMENT, net                    48,964,308    45,309,717

OTHER ASSETS:
  Goodwill, net                                        16,080,975    15,704,073
  Other                                                   215,928       485,238
                                                     ------------  ------------
                                                     $119,983,496  $144,884,063
                                                     ============  ============
LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
  Accounts payable                                   $  7,853,844  $ 10,420,019
  Accrued salaries and employee benefits                5,285,061     7,255,823
  Income taxes payable                                  5,575,874     7,315,515
  Other accrued expenses                                4,296,913     6,472,588
                                                     ------------  ------------
    Total current liabilities                          23,011,692    31,463,945

POST-RETIREMENT MEDICAL BENEFIT OBLIGATIONS             9,459,127     9,571,034

DEFERRED TAXES                                          4,294,000     4,294,000

OTHER LONG-TERM LIABILITIES                               747,526       695,564

DUE TO PENTAIR                                         47,795,003    58,206,532

COMMITMENTS AND CONTINGENCIES (Note 8)

DIVISIONAL EQUITY                                      34,676,148    40,652,988
                                                     ------------  ------------
                                                     $119,983,496  $144,884,063
                                                     ============  ============

See notes to financial statements.

FEDERAL CARTRIDGE COMPANY
A Division of Federal-Hoffman, Inc.

STATEMENTS OF OPERATIONS AND DIVISIONAL EQUITY

                                        Year Ended       Nine Months Ended
                                       December 31,         September 30,
                                           1996          1997          1996
                                                            (Unaudited)

NET SALES                              $129,853,343  $110,356,043  $100,296,604

COST OF GOODS SOLD                      114,038,533    84,943,857    90,001,129
                                       ------------  ------------  ------------

GROSS PROFIT                             15,814,810    25,412,186    10,295,475

EXPENSES:
  Selling                                11,292,564     9,073,216     8,528,794
  General and administrative              2,875,897     2,997,553     1,571,856
  Pentair allocated overhead              2,226,000     1,722,000     1,671,000
                                       ------------  ------------  ------------
                                         16,394,461    13,792,769    11,771,650
                                       ------------  ------------  ------------

INCOME (LOSS) FROM OPERATIONS              (579,651)   11,619,417    (1,476,175)

Pentair allocated interest expense        2,535,854     1,619,077     2,039,706
                                       ------------  ------------  ------------

INCOME (LOSS) BEFORE INCOME TAXES        (3,115,505)   10,000,340    (3,515,881)

Income tax provision (benefit)           (1,200,000)    4,023,500    (1,311,000)
                                       ------------  ------------  ------------

NET INCOME (LOSS)                        (1,915,505)    5,976,840    (2,204,881)

DIVISIONAL EQUITY, BEGINNING OF PERIOD   36,591,653    34,676,148    36,591,653
                                       ------------  ------------  ------------

DIVISIONAL EQUITY, END OF PERIOD       $ 34,676,148  $ 40,652,988  $ 34,386,772
                                       ============  ============  ============

See notes to financial statements.

FEDERAL CARTRIDGE COMPANY
A Division of Federal-Hoffman, Inc.

STATEMENTS OF CASH FLOWS

                                        Year Ended         Nine Months Ended
                                       December 31,          September 30,
                                            1996          1997          1996
                                                             (Unaudited)
OPERATING ACTIVITIES:

Net income (loss)                      $ (1,915,505) $  5,976,840  $ (2,204,881)
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation                            6,719,893     5,388,621     5,041,540
  Amortization                              502,536       376,902       376,902
  Deferred income taxes                  (3,454,000)     (759,000)   (1,081,000)
  Changes in operating assets and
    liabilities:
    Accounts receivable                   4,724,137   (30,081,656)  (22,022,493)
    Inventories                          10,012,206     1,812,068     7,417,394
    Current and other assets               (436,312)       69,351       (21,958)
    Accounts payable                      1,265,943     2,566,175       565,921
    Accrued salaries and employee
    benefits                               (417,772)    2,082,669       284,754
    Income taxes payable                  1,343,263     1,739,641    (1,117,001)
    Other accrued expenses                  555,298     2,123,713     3,822,631
                                       ------------  ------------  ------------
      Net cash provided by (used in)
        operating activities             18,899,687    (8,704,676)   (8,938,191)

INVESTING ACTIVITIES -
  Purchases of property and equipment    (5,055,670)   (1,734,030)   (4,106,968)

FINANCING ACTIVITIES -
  Proceeds (payments) to Pentair, net   (13,748,147)   10,411,529    13,165,823
                                       ------------  ------------  ------------

NET INCREASE (DECREASE) IN CASH              95,870       (27,177)      120,664

CASH AT BEGINNING OF PERIOD                 122,045       217,915       122,045
                                       ------------  ------------  ------------
CASH AT END OF PERIOD                  $    217,915  $    190,738  $    242,709
                                       ============  ============  ============

See notes to  financial statements.

FEDERAL CARTRIDGE COMPANY
A Division of Federal-Hoffman, Inc.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1996 AND THE
NINE MONTHS ENDED SEPTEMBER 30,
1996 AND 1997 (UNAUDITED)

1.  DESCRIPTION OF BUSINESS

The Federal Division, also known as Federal Cartridge Company (the Company), is a division of Federal-Hoffman, Inc., a wholly owned subsidiary of FC Holdings, Inc. which has been a wholly owned subsidiary of Pentair, Inc. (Pentair) since 1988.

On November 4, 1997, Blount, Inc. (Blount), a wholly owned subsidiary of Blount International, Inc., acquired all the outstanding stock of Federal-Hoffman, Inc. (the Acquisition). As of the acquisition date, Federal-Hoffman, Inc., which was effectively the Company, was renamed Federal Cartridge Company. Immediately preceding the Acquisition, the assets and liabilities of the Hoffman Division, which was also a division of Federal-Hoffman, Inc., were transferred to FC Holdings, Inc.

The Company manufactures and markets shotshell, centerfire, and rimfire cartridges; ammunition components; and clay targets. These products are distributed throughout the United States through a network of distributors and directly to large retail chains, the U.S. government and law enforcement agencies.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Financial Statements - The balance sheet as of September 30, 1997, and the statements of operations and divisional equity and of cash flows for the nine-month periods ended September 30, 1996 and 1997, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only recurring adjustments) necessary to present fairly the financial position at September 30, 1997, and results of operations and cash flows for the nine months ended September 30, 1996 and 1997 have been made. Interim results are not necessarily indicative of the results that will be achieved for the year.

Revenue Recognition - Revenue from sales is recognized at the time the product is shipped.

Property, Plant, and Equipment - Property, plant, and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives as follows:

                                                                        Years
Land improvements                                                     10 to 15
Buildings                                                             24 to 40
Machinery and equipment                                                3 to 10


Goodwill - Goodwill is being amortized on the straight-line method over forty years. Amortization recorded for the year ended December 31, 1996 was $502,536, and accumulated amortization was $4,020,287 at December 31, 1996. The Company periodically reviews goodwill to assess recoverability. If events or changes in circumstances indicated that the carrying amount of goodwill may not be recoverable, it would be adjusted to the present value of the estimated future cash flows. Based on evaluations performed, no adjustments to the carrying value of goodwill have been required.

Futures Contracts - The Company accounts for futures contracts in accordance with Statement of Financial Accounting Standards (SFAS) No. 80, Accounting for Futures Contracts. These contracts effectively hedge anticipated copper purchases relating to transactions the Company expects, but is not obligated, to carry out in the normal course of business. Any gain or loss related to contracts accounted for as a hedge which are closed before the date of the anticipated transaction is deferred until completion of the transaction. Deferred gains or losses are amortized over the transaction period.

Postretirement Medical Benefits - The Company follows SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, which requires that the cost of these benefits be accrued over the employees' period of service to the date employees become eligible for benefits.

Postemployment Benefits - The Company follows SFAS No. 112, Employers' Accounting for Postemployment Benefits, which requires that a liability be accrued for benefits, such as short-term disability, equal to the estimated cost of providing such benefits to former or inactive employees after employment but prior to retirement.

Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.  RELATED PARTY TRANSACTIONS AND BALANCES

Due to Pentair and Allocations from Pentair- All transactions between the Company and Pentair have been accounted for as related party transactions through the Due to Pentair account. This account represents a non-interest bearing financing facility for the Company with no maturity date or specified repayment provisions. Net cash receipts and disbursements have been funded daily to and from this account.

The Company receives a variety of services and support from Pentair. The corporate overhead allocation from Pentair and other allocated charges represent the cost of providing various corporate services such as treasury, finance, legal and other administrative support services. These allocations represent the Company's proportionate share of Pentair's corporate overhead which has been allocated based upon revenues. The Pentair interest expense allocation represents the Company's proportionate share of Pentair's domestic interest expense based upon the Company's three-month rolling average of net operating assets.

Components of Pentair allocated expenses are as follows for the year ended December 31, 1996:

  Cost of sales                                                     $  768,205
  General and administrative                                           109,218
  Selling                                                                  556
  Corporate overhead allocation from Pentair                         2,226,000
  Interest expense                                                   2,535,854
                                                                    ----------
  Total allocated expenses                                          $5,639,833
                                                                    ==========

Employee Stock Ownership Plan - The Company participates in an Employee Stock Ownership Plan (ESOP) sponsored by Pentair covering non-bargaining and some bargaining U.S. employees. The employees receive Pentair's Series 1990 Preferred Stock in lieu of cash 401(k) matching contributions and other cash compensation. Compensation expense for the value of shares allocated to participant accounts was $270,000 for the year ended December 31, 1996. The stock held by the ESOP is released for allocation to the participants' accounts as principal and interest, which is paid from dividends on unallocated shares and Company contributions.

Stock Incentive Plans - Certain of the Company's employees are eligible for participation in Pentair's compensatory and noncompensatory stock incentive plans. Expense of $210,000 related to compensatory plans was recorded in the Company's financial statements for the year ended December 31, 1996.

Insurance - The Company's general and product liability, workers' compensation, and auto liability risks since June 1992 were insured by Pentair's wholly owned insurance subsidiary. Expenses incurred from the insurance subsidiary for the year ended December 31, 1996 were $760,900 and were included in cost of sales.

Employee Benefit Plans - The Company also participates in certain other Pentair benefit plans as disclosed in Notes 9 and 10.

4.  INVENTORIES

Inventories are stated at the lower of cost or market, using the last-in,
first-out (LIFO) basis.   At December 31, 1996 and September 30, 1997, aggregate
inventory valued at LIFO approximated the first-in, first-out (FIFO) method after considering excess and obsolete and lower of cost or market reserves. Inventories, which are stated net of related allowances for excess and obsolete inventory and lower of cost or market reserves of $6,159,000 at December 31, 1996 and $5,405,000 at September 30, 1997, consisted of the following:

                                                     December 31, September 30,
                                                         1996         1997

Raw materials                                        $ 6,471,288   $ 6,908,308
Work-in-process                                        3,768,742     4,331,638
Finished goods                                        24,195,491    21,051,235
Tooling                                                2,398,111     2,733,248
Supplies                                                 419,175       416,310
                                                     -----------   -----------
Total                                                $37,252,807   $35,440,739
                                                     ===========   ===========

5.  PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 1996:

Land and improvements                                              $ 5,769,050
Buildings                                                           13,706,811
Machinery and equipment                                             60,282,631
Construction in progress                                             5,623,610
                                                                   -----------
                                                                    85,382,102
Less accumulated depreciation                                       36,417,794
                                                                   -----------
Total                                                              $48,964,308
                                                                   ===========

6.  INCOME TAXES

The benefit for income taxes recorded for the year ended December 31, 1996 consisted of the following:

Current:
  Federal                                                          $ 1,712,000
  State                                                                542,000
                                                                   -----------
Current provision                                                    2,254,000
Deferred benefit                                                    (3,454,000)
                                                                   -----------
  Total                                                            $(1,200,000)
                                                                   ===========

A reconciliation of the statutory federal tax rate to the effective rate for the year ended December 31, 1996 is as follows:

Statutory U.S. income tax rate                                           (35.0)%
ESOP dividend benefit                                                    (10.6)
Goodwill                                                                   5.6
Other, net                                                                 1.5
                                                                          ----
Effective Rate                                                           (38.5)%
                                                                          ====

A summary of the Company's deferred taxes at December 31, 1996, is as follows:

Current deferred tax assets:
  Employee benefit accruals                                        $ 1,375,000
  Inventory allowances                                              (1,881,000)
  Environmental liability                                              313,000
  Accounts receivable                                                  176,000
  Advertising                                                           78,000
  Other                                                                469,000
                                                                   -----------
                                                                   $   530,000
                                                                   ===========

Noncurrent deferred tax liabilities:
  Accelerated depreciation                                         $(7,590,000)
  Employee benefit accruals                                          3,232,000
  Other                                                                 64,000
                                                                   -----------
                                                                   $(4,294,000)
                                                                   ===========

7.  CONCENTRATION OF SALES AND SIGNIFICANT CUSTOMERS

Substantially all of the Company's sales were made to customers in the U.S. during the year ended December 31, 1996. As of and for the year ended December 31, 1996, one customer accounted for approximately 36% of outstanding net accounts receivable and 30% of net sales. No other customers accounted for greater than 10% of net sales or accounts receivable.

8.  COMMITMENTS AND CONTINGENCIES

Operating Leases - The Company leases certain office equipment under noncancelable operating leases. Future minimum lease payments, excluding allocable operating costs, due under these operating leases are as follows for the years ending December 31:

1997                                                                $  802,000
1998                                                                   450,000
1999                                                                   260,000
2000                                                                         0
2001                                                                         0
Thereafter                                                                   0
                                                                    ----------
                                                                    $1,512,000
                                                                    ==========

Rent expense under all operating leases was approximately $815,000 for the year ended December 31, 1996.

Contingencies - The Company is a party to certain litigation and records liabilities when loss amounts are determined to be probable and reasonably estimable. Insurance recoveries are recorded only when claims for recovery are settled. In the opinion of management based upon facts presently known, losses, if any, in connection with these matters will not have a material adverse effect on the Company's financial position or operations.

9.  RETIREMENT PLANS

Substantially all of the Company's employees participate in Pentair's noncontributory defined benefit employee pension plan (the Pentair Pension Plan) and the Pentair Retirement Savings and Stock Incentive Plan (the Pentair RSSIP
Plan). Employees covered under the Pentair Pension Plan are eligible to participate upon the attainment of age 21 and the completion of one year of service; and benefits are based upon final average salary and years of service. Employees are fully vested in the Pentair Pension Plan after 7 years of service. The Pentair RSSIP Plan is a defined contribution profit sharing plan which covers non-bargaining employees who have attained age 18 and one year of service.

The Company's expense related to these plans was $1,320,000 for the year ended December 31, 1996. As plan assets exceed the projected benefit obligation, no amounts are included in the Company's financial statements for future obligations.

All active employees of the Company as of October 31, 1997, are to be covered under a similar new defined benefit pension plan to be established by Blount. Assets from the Pentair Pension Plan to fund the projected benefit obligation of active employees will be transferred to the new plan as provided for under the terms of the Acquisition. Active employees as of October 31, 1997 will also be offered the opportunity to transfer their balances in the Pentair RSSIP Plan to the Blount 401(k) Retirement Savings Plan.

10.  POSTRETIREMENT MEDICAL BENEFITS

The Company provides certain health care benefits for retired employees through the postretirement health care plan of Pentair. Employees become eligible for these benefits if they meet minimum age and service requirements and are eligible for retirement benefits.

The following table sets forth the Company's portion of the unfunded accrued postretirement medical benefits liability at December 31, 1996 of which $659,998 has been included in accrued salaries and employee benefits:

Accumulated postretirement benefit obligations:
  Retirees                                                         $ 4,747,894
  Fully eligible active plan participants                            2,275,322
  Other active plan participants                                     1,901,704
                                                                   -----------
Total accumulated postretirement medical benefits                    8,924,920
Unrecognized prior service cost                                        832,708
Unrecognized net losses                                                361,497
                                                                   -----------
Accrued postretirement medical benefits liability                  $10,119,125
                                                                   ===========

The components of the net periodic cost are as follows:

Service cost                                                         $ 130,053
Interest cost on projected benefit obligation                          667,887
Amortization of plan amendment                                        (107,827)
                                                                     ---------
Net periodic postretirement cost                                     $ 690,113
                                                                     =========

The discount rate used in determining the above accumulated postretirement medical benefits liability was 7.5%.

Pursuant to the terms of the Acquisition, retired employees as of October 31, 1997, will continue to be included in the Pentair plan. Active employees as of October 31, 1997, will be covered under a new unfunded plan to be established by Blount.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 1997
(amounts in thousands)

                                    Historical                 Pro Forma
                              ----------------------    -----------------------
                                Blount     Federal      Adjustments   Combined
                              ----------  ----------    -----------  ----------
ASSETS
Current Assets:
  Cash and cash equivalents   $   34,856  $      191  (1)$     (191) $        0
                                                      (2)   (34,856)
  Accounts receivable            130,315      45,778  (1)       207     176,300
  Inventories                     94,054      35,441  (2)       901     130,396
  Deferred income taxes           20,913       1,289  (1)    (1,289)     20,913
  Other current assets             4,291         686                      4,977
                              ----------  ----------     ----------  ----------
    Total current assets         284,429      83,385        (35,228)    332,586
Property, plant and
  equipment, net                 130,088      45,310  (1)      (150)    187,091
                                                      (2)    11,843
Cost in excess of net assets
  of acquired businesses, net     98,838      15,704  (2)     2,761     117,303
Other assets                      32,175         485  (1)       (10)     32,650
                              ----------  ----------     ----------  ----------
Total assets                  $  545,530  $  144,884     $  (20,784) $  669,630
                              ==========  ==========     ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable and
    current maturities
    of long-term debt         $      765              (2)$   26,653  $   27,418
  Accounts payable                47,120  $   10,420  (1)    (5,597)     52,619
                                                      (2)       676
  Accrued expenses                67,528      21,044  (1)   (10,579)     78,561
                                                      (2)       568
                              ----------  ----------     ----------  ----------
    Total current liabilities    115,413      31,464         11,721     158,598
Long-term debt, exclusive of
  current maturities              84,751              (2)    75,026     159,777
Deferred income taxes,
  exclusive of current
  portion                         15,852       4,294  (1)    (4,294)     15,852
Other liabilities                 30,456      10,267  (1)    (5,729)     36,345
                                                      (2)     1,351
Due to Pentair                                58,206  (1)   (58,206)          0
                              ----------  ----------     ----------  ----------
    Total liabilities            246,472     104,231         19,869     370,572
Stockholders' equity             299,058      40,653  (1)    82,972     299,058
                                                      (2)  (123,625)
                              ----------  ----------     ----------  ----------
Total liabilities and
  stockholders' equity        $  545,530  $  144,884     $  (20,784) $  669,630
                              ==========  ==========     ==========  ==========

Unaudited Pro Forma Condensed Consolidated Statement of Income
Nine Months Ended September 30, 1997
(amounts in thousands, except share data)

                                    Historical                 Pro Forma
                              ----------------------    -----------------------
                                Blount     Federal      Adjustments   Combined
                              ----------  ----------    -----------  ----------
Sales                         $  512,696  $  110,356                 $  623,052
Cost of sales                    345,732      84,944  (4)$   (1,553)    429,123
                              ----------  ----------     ----------  ----------
Gross profit                     166,964      25,412          1,553     193,929
Selling, general and
  administrative expenses         96,884      13,793  (3)    (1,722)    108,925
                                                      (4)       (30)
                              ----------  ----------     ----------  ----------
Income from operations            70,080      11,619          3,305      85,004
Interest expense                  (6,663)     (1,619) (3)     1,619     (11,801)
                                                      (5)    (5,138)
Interest income                    1,845              (5)    (1,085)        760
Other income, net                    358                                    358
                              ----------  ----------     ----------  ----------
Income before income taxes        65,620      10,000         (1,299)     74,321
Provision for income taxes        24,159       4,023  (6)      (494)     27,688
                              ----------  ----------     ----------  ----------
Net income                    $   41,461  $    5,977     $     (805) $   46,633
                              ==========  ==========     ==========  ==========

Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 1996
(amounts in thousands, except share data)

                                    Historical                 Pro Forma
                              ----------------------    -----------------------
                                Blount     Federal      Adjustments   Combined
                              ----------  ----------    -----------  ----------
Sales                         $  649,312  $  129,853     $           $  779,165

Cost of sales                    426,890     114,038  (4)    (1,609)    539,319
                              ----------  ----------     ----------  ----------
Gross profit                     222,422      15,815          1,609     239,846
Selling, general and
  administrative expenses        128,524      16,395  (3)    (2,226)    142,652
                                                      (4)       (41)
                              ----------  ----------     ----------  ----------
Income (loss) from operations     93,898        (580)         3,876      97,194
Interest expense                  (9,868)     (2,536) (3)     2,536     (16,719)
                                                      (5)    (6,851)
Interest income                    2,388              (5)    (1,539)        849
Other income, net                    451                                    451
                              ----------  ----------     ----------  ----------
Income (loss) before income
  taxes                           86,869      (3,116)        (1,978)     81,775
Provision (benefit) for
  income taxes                    31,204      (1,200) (6)      (752)     29,252
                              ----------  ----------     ----------  ----------
Income (loss) from
  continuing operations       $   55,665  $   (1,916)    $   (1,226) $   52,523
                              ==========  ==========     ==========  ==========

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (amounts in thousands)

1. Adjustment to eliminate estimated assets and liabilities to be retained by seller as follows:
    Cash and outstanding checks (reflected as accounts payable)        $  5,356
    Accounts receivable                                                     207
    Deferred income taxes and income tax liabilities                     10,321
    Postretirement medical benefit obligation for former employees        6,051
    Other former employee benefit liabilities                             1,756
    Due to Pentair                                                       58,206
    Other - net                                                           1,075
                                                                       --------
                                                                       $ 82,972
                                                                       ========

2. The actual purchase price consists of cash of $112,000 paid at closing on November 4, 1997 plus a post-closing adjustment, a deferred purchase price for certain inventory and estimated expenses associated with the acquisition. The post-closing adjustment is to be determined by an audit and calculated by the excess (deficiency) in the net book value of certain assets and liabilities at closing over (under) an established threshold. At closing, the total estimated actual purchase price is $128,353. However, the pro forma balance sheet assumes the acquisition occurred on September 30, 1997, and as a result of the higher net book value of the assets and liabilities (primarily accounts receivable) on that date due to seasonality, a higher purchase price than actual is assumed in the pro forma balance sheet.

The assumed estimated purchase price at September 30, 1997 is as follows:
    Cash at closing                                                    $112,000
    Estimated expenses                                                    1,300
    Estimated post-closing adjustment based on the
      higher September 30, 1997, net asset values                        23,235
    Estimated deferred purchase price of inventory                        2,027
                                                                       --------
      Total                                                            $138,562
                                                                       ========

For purposes of the pro forma condensed consolidated balance sheet, the estimated purchase price was assumed to be financed as follows:
    Cash                                                               $ 34,856
    Short-term borrowings                                                26,653
    Deferred purchase price payable to seller                             2,027
    Long-term debt                                                       75,026
                                                                       --------
                                                                       $138,562
                                                                       ========

The estimated net assets acquired is as follows:
    Book value of net assets acquired (after adjustment for
      net assets retained by seller)                                   $123,625
    Less book value of Federal's existing goodwill                      (15,704)
    Adjustment of net assets to fair value:
      Inventories                                                           901
      Property, plant and equipment                                      11,843
      Accrued expenses associated with sale                                (568)
    Cost in excess of net assets acquired (goodwill)                     18,465
                                                                       --------
                                                                       $138,562
                                                                       ========

These fair value adjustments represent a preliminary allocation based on currently available information. The final allocation may differ from the preliminary estimate. The adjustment of inventories to estimated fair value is expected to result in a charge to cost of sales of approximately $901 subsequent to closing. This non-recurring charge has not been reflected in the pro forma condensed consolidated statements of income.

3. Adjustment to eliminate general corporate overhead and interest expense allocated from Federal's former parent.

4. Adjustments to reflect estimated pro forma depreciation of property, plant and equipment based on estimated fair values and remaining useful lives ranging from 2 to 30 years and the amortization of the cost in excess of net assets acquired (goodwill) over a period of 40 years.

5. Adjustments to reflect Blount's estimated increase in interest expense and reduction in interest income from financing the acquisition.

6. Adjustment to reflect the estimated income tax effects of the pro forma adjustments.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BLOUNT, INC.

                                     By:  /s/ Harold E. Layman
                                          --------------------------------------
                                          Harold E. Layman
                                          Executive Vice President - Finance
                                          Operations and Chief Financial Officer

Date:  January 20, 1998